                                                                     EXHIBIT 5.1

                     OPINION OF PRESTON GATES & ELLIS LLP


                                 July 21, 2000


Expedia, Inc.
4200 150th Ave. NE
Redmond, WA 98052

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     In connection with the registration of 900,000 shares of common stock, par value $.01 per share (the "Common Shares") of Expedia, Inc. (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-1 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the Company, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

     The Common Shares being registered are legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,

                                     Preston Gates & Ellis LLP


                                     By  /s/  Richard S. Dodd